                              STATE OF MARYLAND
                                    [LOGO]
                              STATE DEPARTMENT OF
                           ASSESSMENTS AND TAXATION
               301 WEST PRESTON STREET, BALTIMORE, MARYLAND 21201

       THIS IS TO CERTIFY THAT THE WITHIN INSTRUMENT IS A TRUE COPY OF THE

                             ARTICLES OF AMENDMENT

                                      OF

                            FPA PERENNIAL FUND, INC.

AS APPROVED AND RECEIVED FOR RECORD BY THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, NOVEMBER 29, 1983 AT 9:40 O'CLOCK AM

                           AS WITNESS MY HAND AND OFFICIAL SEAL OF THE SAID
                        DEPARTMENT AT BALTIMORE THIS 5TH DAY OF JANUARY, 1984

                                                         /s/ Paul B. Anderson
                                                            -----------------
                                                            Paul B. Anderson
                                                            Charter Specialist

                             ARTICLES OF AMENDMENT

                                      OF

                            FPA PERENNIAL FUND, INC.

          FPA Perennial Fund, Inc., a Maryland corporation, having its principal office in the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The Charter of the Corporation is hereby amended by the addition of the following new paragraph (1)(g) to Article VII of the Articles of Incorporation:

          (g) The Corporation shall, to the extent permitted by applicable law, have the right at any time to redeem the shares owned by any holder of common stock of the Corporation if the value of such shares in the account maintained by the Corporation or its transfer agent is less than $500; provided, however, that such shareholder shall be notified that the value of the account is less than $500 and allowed sixty days to make additional purchases of shares before such redemption is effected by the Corporation.

          SECOND: The foregoing amendment to the Charter has been duly approved by a majority of the entire Board of Directors of the Corporation and no stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.

          IN WITNESS WHEREOF, FPA Perennial Fund, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its Senior Vice President and its corporate seal to be hereunto affixed and attested by its Secretary on this 17th day of November, 1983.

                                       FPA PERENNIAL FUND, INC.

                                       By /s/ Lawrence P. McNeil
                                          ----------------------
                                              Lawrence P. McNeil
                                              Senior Vice President

(SEAL)

ATTEST:

/s/ Alan L. Manning
-------------------
    Alan L. Manning
    Secretary

                                 CERTIFICATE

          THE UNDERSIGNED, Senior Vice President of FPA Perennial Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to authorization and approval are true in all material respects, under the penalties of perjury.

                                       /s/ Lawrence P. McNeil
                                       ----------------------
                                           Lawrence P. McNeil
                                           Senior Vice President







                                     -3-